Exhibit 10.2

Confidential

XOMA Draft 3/21/18

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT NO. 1 TO THE

LICENSE AGREEMENT

THIS AMENDMENT NO. 1 (the “Amendment”) to the LICENSE AGREEMENT dated as of December 6, 2017 (the “License Agreement”), is entered into on March 30, 2018 (the “Amendment Date”) between XOMA (US) LLC, a Delaware limited liability company, having an address of 2200 Powell Street, Suite 310, Emeryville, CA 94608 (“XOMA”), and Rezolute, Inc., a Delaware corporation, having an address of 1450 Infinite Drive, Louisville, CO 80027 (“Rezolute”). Terms used but not otherwise defined herein shall have the meanings ascribed to them in the License Agreement.

WHEREAS, the Parties desire to amend the License Agreement to specify financial responsibility for certain matters related to the technology transfer between the Parties associated with the fully human allosteric modulating monoclonal antibody formerly known as XOMA 358 (now known as RZ358);

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties agree as follows:

The following new Section 2.3.6 shall be incorporated into and deemed a part of the License Agreement upon execution of this Amendment:

“2.3.6 The Parties shall share all Tech Transfer Expenses as follows: XOMA shall pay the [*] of all Tech Transfer Expenses and Rezolute shall be solely responsible for and reimburse XOMA for all Tech Transfer Expenses above [*]. Rezolute shall pay XOMA’s invoices for such reimbursement within thirty (30) days following its receipt thereof accompanied by reasonable supporting documentation. “Tech Transfer Expenses” means (a) invoiced costs from [*] (formerly known as [*]) for services provided, whether prior to or after the Effective Date, relating to the clinical materials described in Exhibit F to the Agreement, including services for the production and delivery of batches, validation, analytical methods, stability studies and other miscellaneous expenses, and (b) any other invoices from Third Parties for services for work that is necessary or appropriate to realize the objectives of the matters set forth in this Section 2.3.

THE FOREGOING SETS FORTH THE ENTIRE SUBJECT MATTER OF THE AMENDMENT AND OTHER THAN AS SET FORTH HEREIN, ALL OTHER TERMS AND CONDITIONS OF THE LICENSE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

Confidential

XOMA Draft 3/21/18

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Date.

XOMA (US) LLC

By	/s/ Jim Neal

Name	Jim Neal

Title	Chief Executive Officer

REZOLUTE, INC.

By	/s/ Morgan Fields

Name	Morgan Fields

Title	Chief Accounting Officer